Discussion and Reconciliation of Non-GAAP Measures

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	First Quarter
	March 31, 2019				March 31, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$13,792	$-	$(11,879)	$1,913	$13,403	$-	$(11,612)	$1,791
Strategic and managed services	-	3,792	-	3,792	-	3,595	-	3,595
Legacy voice and data services	-	2,404	-	2,404	-	2,865	-	2,865
Other services and equipment	-	302	-	302	-	287	-	287
Wireless equipment	3,775	-	(3,179)	596	3,952	-	(3,374)	578
Total Operating Revenues	17,567	6,498	(15,058)	9,007	17,355	6,747	(14,986)	9,116
Operations and support	10,181	4,040	(8,581)	5,640	10,102	4,016	(8,524)	5,594
EBITDA	7,386	2,458	(6,477)	3,367	7,253	2,731	(6,462)	3,522
Depreciation and amortization	2,035	1,235	(1,729)	1,541	2,095	1,170	(1,807)	1,458
Total Operating Expenses	12,216	5,275	(10,310)	7,181	12,197	5,186	(10,331)	7,052
Operating Income	5,351	1,223	(4,748)	1,826	5,158	1,561	(4,655)	2,064
Equity in net Income of Affiliates	-	-	-	-	-	(1)	-	(1)
Contribution	$5,351	$1,223	$(4,748)	$1,826	$5,158	$1,560	$(4,655)	$2,063
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.

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